UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 11, 2010
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5995 Mayfair Road, P.O. Box	44720-8077
3077, North Canton, Ohio

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 11, 2010, Eric J. Roorda notified the Board Governance Committee of Diebold, Incorporated (the “Company”) that he would not be standing for re-election to the Board of Directors of the Company at the Company’s annual meeting of shareholders in April 2010, citing his wish to devote more time to his Brazilian-based business, Procomp Agropecuária Ltda.
Mr. Roorda has served as a director since June 5, 2001, following the acquisition by the Company of Procomp Amazônia Indústria Eletronica, S.A., where he had been serving as President and Chairman of the Board. He will serve out his current term on the Board of Directors of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
February 18, 2010	By:	/s/Chad F. Hesse
		Name:	Chad F. Hesse
		Title:	Corporate Secretary